UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2010

LOTUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing 100071 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-63899868

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 3, 2010, Lotus Pharmaceuticals, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”) pursuant to which the Company may, at its sole and exclusive option, periodically sell to YA Global shares of its common stock, $0.001 par value per share (the “Common Stock”) for a total purchase price of up to ten million dollars ($10,000,000). Each advance under the SEDA shall not be more than $200,000. For each share of Common Stock purchased pursuant to an advance under the SEDA, YA Global will pay to the Company the higher of (i) ninety-three (93%) of the lowest daily volume weighted average price of the Common Stock during the five (5) consecutive trading days following delivery by the Company of an advance notice or (ii) $0.87, the minimum acceptable price. Under the SEDA, the Company cannot begin to take advances until such time as it files with the Securities and Exchange Commission (“SEC”) a registration statement which registers the resale of the shares of Company Common Stock to be issued to YA Global, and such registration statement is declared effective by the SEC. Additionally, any advance under the SEDA which causes YA Global to own more than 4.99% of the Company’s Common Stock will be automatically withdrawn. The Company is not obligated to utilize any of the $10 million available under the SEDA and there are no minimum commitments or minimum use penalties.

The SEDA, unless terminated by the Company, shall terminate on the earlier of (i) the two-year anniversary of the date that the registration statement shall be declared effective by the SEC or (ii) the date on which the Company has drawn down the maximum amount permitted under the SEDA.  The Company has granted YA Global customary indemnification rights in connection with the SEDA. YA Global has also granted the Company customary indemnification rights in connection with the SEDA.
The Company issued YA Global an aggregate of 228,117 shares of its Common Stock as a commitment fee of $300,000 in connection with the transaction. The Company has also paid to Yorkville Advisors HK Limited, YA Global’s general partner, a due diligence and structuring fee of $15,000 and the Investor’s legal fees of up to $40,000, of which $30,000 has been paid as of the date hereof.

The foregoing is a summary of the terms of the SEDA and is, therefore, qualified in its entirety by reference to the full text of the SEDA which is attached as an exhibit to this Form 8-K.

ITEM 8.01. OTHER EVENTS.

On March 3, 2010, Lotus Pharmaceuticals, Inc. issued a press release announcing entry into the SEDA. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Standby Equity Distribution Agreement, dated as of March 3, 2010, by and between Lotus Pharmaceuticals, Inc. and YA Global Master SPV Ltd

99.1	Press release issued by Lotus Pharmaceuticals, Inc. on March 3, 2010

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: March 4, 2010	By:	/s/ Liu Zhongyi
Name:Liu Zhongyi
Title:Chairman and Chief Executive Officer

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